UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On April 1, 2020, Xcel Energy Inc., a Minnesota corporation (the “Company”), issued $600,000,000 in aggregate principal amount of 3.40% Senior Notes, Series due June 1, 2030 pursuant to an Underwriting Agreement, dated March 27, 2020, by and among the Company and Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein. The notes are being issued pursuant to the registration statement on Form S-3 (File No. 333-224333). A prospectus supplement relating to the offering and sale of the notes was filed with the Securities and Exchange Commission on March 30, 2020. The notes will be governed by the Company’s Indenture, dated as of December 1, 2000, as supplemented, between the Company and Wells Fargo Bank, National Association, as trustee, and the Supplemental Indenture No. 13, dated as of April 1, 2020.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the registration statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

4.01

Supplemental Indenture No. 13, dated as of April 1, 2020, by and between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $600,000,000 aggregate principal amount of 3.40% Senior Notes, Series due June 1, 2030.

5.01	Opinion of Scott M. Wilensky regarding the validity of the notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

	By:	/s/ Robert C. Frenzel
	Name:	Robert C. Frenzel
	Title:	President and Chief Operating Officer

Date: April 1, 2020